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                                                                    EXHIBIT 32.1

               CERTIFICATION FURNISHED PURSUANT TO SECTION 906 OF
                         THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of Williams Coal Seam Gas Royalty Trust (the "Trust") on Form 10-Q for the period ended June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, not in its individual capacity but solely as the trustee of the Trust, certifies pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to its knowledge:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.


                                   BANK OF AMERICA, N.A., TRUSTEE FOR
                                   WILLIAMS COAL SEAM GAS ROYALTY TRUST


August 14, 2003                    By: /s/ RON E. HOOPER
                                       ----------------------------------------
                                       Ron E. Hooper,
                                       Senior Vice President, Royalty Management
                                       Bank of America, N.A.


A signed original of this written statement required by Section 906 has been provided to Williams Coal Seam Gas Royalty Trust and will be retained by Williams Coal Seam Gas Royalty Trust and furnished to the Securities and Exchange Commission or its staff upon request.